UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

February 9, 2010

Graham Packaging Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34621	52-2076126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, David Nachbar’s employment as Chief Human Resources Officer of Graham Packaging Company Inc. and its affiliates was terminated on January 19, 2010. On February 9, 2010, Graham Packaging Company L.P. and its affiliates (the “Company”) entered into a severance agreement with Mr. Nachbar, providing for the payment by the Company of the severance payments described in Mr. Nachbar’s employment agreement and an agreement by Mr. Nachbar to a non-solicitation covenant for a period of one year, as well as a covenant to comply with confidentiality provisions and to provide the Company with continued assistance as requested by the Company.

Mr. Nachbar’s employment agreement was previously filed as Exhibit 10.38 to the Registration Statement on Form S-1 of Graham Packaging Company Inc. The above description of Mr. Nachbar’s severance agreement with the Company is qualified in its entirety by reference to the copy of the agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Letter with David Nachbar, dated February 9, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Graham Packaging Holdings Company on the date hereof)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING COMPANY INC.

Date: February 16, 2010	By:	/s/ MICHAEL L. KORNICZKY
	Name:	Michael L. Korniczky
	Title:	Vice President and General Counsel

EXHIBIT INDEX

10.1	Severance Letter with David Nachbar, dated February 9, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Graham Packaging Holdings Company on the date hereof)